WEIL, GOTSHAL & MANGES LLP
                         A LIMITED LIABILITY PARTNERSHIP
                       INCLUDING PROFESSIONAL CORPORATIONS
                                767 FIFTH AVENUE
                               NEW YORK, NY 10153
                                  212-310-8000
                               (FAX) 212-310-8007







                                November 1, 2001



The Estee Lauder Companies Inc.
767 Fifth Avenue
New York, NY  10153

Ladies and Gentlemen:

                  We have acted as counsel to The Estee Lauder Companies Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission on the date hereof with respect to 12,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), of the Company being registered in connection with The Estee Lauder Companies Inc. Fiscal 2002 Share Incentive Plan (the "Plan").

                  In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Registration Statement, the Plan and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon the representations and warranties of the Company contained in the Agreement.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 12,000,000 shares of Class A Common Stock being registered pursuant to the Registration Statement have been duly authorized and, if and when issued and delivered upon receipt by the Company of the required consideration in accordance with the Plan, will be validly issued, fully paid and nonassessable.

November 1, 2001
Page 2

                  We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus which is a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Weil, Gotshal & Manges LLP